                                                                   EXHIBIT 10.22

                               TABLE OF CONTENTS

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         HOB MARINA CITY PARTNERS, L.P.

ARTICLE I             CERTAIN DEFINITIONS.............................    1

ARTICLE II            THE PARTNERSHIP.................................    6
     Section 2.1             Formation................................    6
     Section 2.2             Name.....................................    6
     Section 2.3             Registered Agent.........................    6
     Section 2.4             Registered Office........................    6
     Section 2.5             Purposes and Powers......................    6
     Section 2.5             Ownership of Partnership Property; Waiver
                             Of Partition.............................    6
     Section 2.7             Term of Partnership......................    7


ARTICLE III           CONTRIBUTIONS AND LIABILITIES...................    7
     Section 3.1             General Partner's Contributions,
                             Liabilities, Construction and Loans......    7
            (a)       Contribution....................................    7
            (b)       Construction Loan...............................    7
     Section 3.2             Initial and Subsequent Mandatory
                             Contributions of the Limited Partners....    8
            (a)       Niki Contribution...............................    8
            (b)       Platinum Contribution...........................    9
            (c)       HOB Contribution................................    9
     Section 3.3             Additional Contributions.................    9
     Section 3.4             Interest; Return of Contributions........   10
     Section 3.5             Capital Accounts.........................   10
            (a)       Separate Capital Accounts.......................   10
            (b)       Exempt Income...................................   11
            (c)       Return of Capital...............................   11
            (d)       Loans Not Capital...............................   11
            (e)       Negative Balances...............................   11
            (f)       No Obligations to Third Parties.................   11
            (g)       Modification of Capital Accounts to Comply
                      with the Code...................................   11
     Section 3.6             Additional Limited Partners..............   12

ARTICLE IV            CASH DISTRIBUTIONS; ALLOCATIONS OF INCOME AND
                      LOSS............................................   12
     Section 4.1      Distributions of Net Cash Flow..................   12

     Section 4.2             Allocation of Profits and Losses.........   12
     Section 4.3             Special Allocations......................   13
            (a)         Qualified Income Offset.......................   13
            (b)         Gross Income Allocation.......................   13
            (c)         Non-Recourse Deductions.......................   13
            (d)         Section 754 Adjustments.......................   13
            (e)         Diverted Cash Flow............................   14
     Section 4.4        Curative Allocations..........................   14
     Section 4.5        Tax Allocations:  Code Section 704(c).........   14
     Section 4.6        Allocation and Distributions Among
                        Limited Partners..............................   15
     Section 4.7        Allocation Upon Transfer......................   15
     Section 4.8        Agreement to Make Changes Required by
                        Law...........................................   15

ARTICLE V               MANAGEMENT....................................   16
     Section 5.1        Participation in Management...................   16
     Section 5.2        General Authority of General Partner..........   16
     Section 5.3        Independent Activities........................   17
     Section 5.4        Duties of the General Partner.................   17
     Section 5.5        Right of Third Parties to Rely on
                        Authority of General Partner..................   18
     Section 5.7        Certain Limitations on General Partner
                        Activities....................................   18
     Section 5.8        Exculpation...................................   21
     Section 5.9        Standard of Care..............................   22
     Section 5.10       Indemnity.....................................   22
     Section 5.11       Limitation on Liability.......................   22

ARTICLE VI              TRANSACTIONS INVOLVING THE GENERAL PARTNER....   22

ARTICLE VII             ACCOUNTING, REPORTING, BEING, AND TAX
                        MATTERS.......................................   23
     Section 7.1        Books of Account..............................   23
     Section 7.2        Reports.......................................   23
     Section 7.3        Fiscal Year...................................   23
     Section 7.4        Banking.......................................   24
     Section 7.5        Tax Election for Basis Adjustment.............   24
     Section 7.6        Partnership Returns...........................   24
     Section 7.7        Information...................................   24

ARTICLE VIII            TRANSFER OF PARTNERSHIP INTERESTS.............   24
     Section 8.1        In General....................................   24
     Section 8.2        Transfers.....................................   25
     Section 8.3        Additional Conditions to Transfer of
                        Percentage Interests..........................   25

     Section 8.4        Death of a Limited Partner or Spouse of a
                        Limited Partner..............................   26
     Section 8.5        Purchase of Limited Partnership Interest
                        By General Partner...........................   26
     Section 8.6        Transfer of General Partner's Interests;
                        Designation of Additional General
                        Partners.....................................   27
     Section 8.7        Consent to Admission of New Partners.........   27

ARTICLE IX              RESIGNATION OR REMOVAL OF THE GENERAL PARTNER;
                        FORFEITURE BY HOB; FORFEITURE BY NIKI........   27
     Section 9.1        Resignation or Removal of the General
                        Partner......................................   27
     Section 9.2        Bankruptcy or Dissolution of the General
                        Partner......................................   28
     Section 9.3        Liability of General Partner after
                        Resignation or Removal; Payment of
                        Partnership Indebtedness.....................   28
     Section 9.4        Bankruptcy Provisions........................   29
            (a)         Status of Trustee............................   29
            (b)         Assumption of Obligations....................   29
     Section 9.5        Forfeiture of HOB Percentage Interest........   29
     Section 9.5        Forfeiture of Niki Percentage Interest.......   30

ARTICLE X               DISSOLUTION AND WINDING UP OF
                        PARTNERSHIP..................................   30
     Section 10.1       Dissolution..................................   30
     Section 10.2       Election to Continue.........................   31
     Section 10.3       Winding Up...................................   31
     Section 10.4       Liquidator...................................   32
     Section 10.5       Liquidation Statements.......................   33

ARTICLE XI              MISCELLANEOUS PROVISIONS.....................   33
     Section 11.1       Notices......................................   34
     Section 11.2       Law Governing................................   34
     Section 11.3       Severability.................................   34
     Section 11.4       Section Headings and Captions................   35
     Section 11.5       Amendments...................................   35
     Section 11.6       Meetings and Means of Voting.................   35
     Section 11.7       Binding Nature of Certain Procedures.........   36
     Section 11.8       Right to Rely Upon Authority.................   36
     Section 11.9       Successors and Assigns.......................   36
     Section 11.10      Counterparts.................................   36
     Section 11.11      Modification to be in Writing................   36
     Section 11.12      Integrated Agreement.........................   37

ARTICLE XII             VARIOUS ADDITIONAL RIGHTS OF THE PARTNERS.....   37
     Section 12.1       Option of Niki and Platinum to Put Their
                        Interests.....................................   37
     Section 12.2       Option of General Partner to Purchase
                        The Interests of Niki and Platinum............   38
            (a)         Prior to Initial Public Offering..............   38
            (b)         After Initial Public Offering.................   39
     Section 12.3       Other Acts Relative to the Options............   40

THE LIMITED PARTNERSHIP INTEREST DESCRIBED IN THIS DOCUMENT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THIS LIMITED PARTNERSHIP INTEREST MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT ON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR SUCH OTHER EVIDENCE SATISFACTORY TO THE GENERAL PARTNER THAT THE TRANSFER IS NOT IN VIOLATION OF THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THE SALE, PLEDGE OR OTHER TRANSFER OF THESE SECURITIES IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN ARTICLE VIII OF THIS DOCUMENT.

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                        HOB MARINA CITY PARTNERS, L.P.

     THIS AGREEMENT OF LIMITED PARTNERSHIP OF HOB MARINA CITY PARTNERS, L.P. (the "Agreement"), is entered into as of the 29th day of January, 1996, by and among HOB MARINA CITY, INC., a Delaware corporation, as General Partner, and NIKI DEVELOPMENT, CORP., a Illinois corporation ("Niki"), PLATINUM BLUES CHICAGO, L.L.C., an Illinois limited liability company ("Platinum") and HOB CHICAGO, INC., a Delaware corporation ("HOB") as Limited Partners.

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     Certain terms are used in this Agreement with the meanings set forth below:

          Act shall mean the Delaware Revised Uniform Limited Partnership Act,
          ---
     as amended from time to time.

          Adjusted Capital Account Deficit shall mean, with respect to any
          --------------------------------
Partner, the deficit balance, if any, in the Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) crediting to the Capital Account any amounts that the Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1,704-2(g)(1) and 1,704.2(i)(5) of the Regulations; and (ii) debiting to the Capital Account of the items described in sections 1,704-l(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. This definition of Adjusted Capital Account I Deficit is intended to comply with the provisions of section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     Affiliate of any Person shall mean any Person directly or indirectly
     ---------
controlling, controlled by or under common control with such other Person, and shall mean any Family Member of a Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     Approval of the Limited Partners or Approved by the Limited Partners means
     --------------------------------------------------------------------
the affirmative approval of Limited Partners who hold more than fifty percent (50%) of the Percentage Interests of the Limited Partners, and who are Partners then entitled to vote; provided that (i) with respect to decisions to be made by the Partnership as Landlord under the Lease in connection with (a) a default by the Tenant under the Lease, (b) the Tenant's right to assign or sublease the Leased Premises, (c) the termination of the Lease by Landlord due to an assignment or sublease by the Tenant or the Tenant's discontinuance of operations of a business in the Leased Premises, (d) the exercise of all Landlord rights with respect to a default by Tenant under the Lease or approvals required by the Landlord with respect to the Tenant's obligations under the Lease (other than in connection with the Work Letter attached thereto), (e) the exercise by Landlord of all of its rights with respect to enforcement of the obligations of HOB Entertainment, Inc. under its Guaranty of the Lease, (f) the execution of any amendment, waiver, or other modification to the Lease, or (g) the approval of all transactions between the Partnership and any Affiliate of the General Partner, neither HOB nor any Partner who is an Affiliate of the Tenant shall have the right to vote in connection with any such decision; and
(ii) with respect to any decision to be made by the Partnership concerning the obligations of the Developer under the RDOEA (as hereinafter defined), neither Niki nor any Partner who is an Affiliate of the Developer under the RDOEA shall have the right to vote in connection with any such decision.

     Approved Budget means a pro forma line item budget of all costs and
     ---------------
expenses anticipated to be incurred in connection with the Partnership to operate and maintain the Project for the period of time covered by the budget, that has been Approved by the Limited Partners.

     Bankruptcy means, for any Partner, that Partner's taking or acquiescing in
     ----------
the taking of an action seeking relief under, or advantage of, an applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement insolvency, reorganization, or similar law affecting the rights or remedies of creditors generally, as in effect from time to time (the term "acquiescing" including, without limitation, the failure to file, within ten (10) days after its entry, a petition, answer, or motion to vacate or to discharge an order, judgment, or decree providing for any such relief).

     Capital Account shall have the meaning set forth in Section 3.4 hereof.
     ---------------

     Capital Contributions shall mean, with respect to any Partner, the amount
     ---------------------
of all cash and the fair market value of other property contributed by such Partner (or such Partner's predecessor in interest) to the capital of the Partnership pursuant to Article III hereof.

     Code shall mean the Internal Revenue Code of 1986 as amended.
     ----

     Converted Limited Partner shall mean the General Partner whose interest as
     -------------------------
a General Partner has been converted to a Limited Partner's interest in accordance with Section 9.1.

     Family Member shall mean a Person's spouse, siblings, parents and lineal
     -------------
descendants (whether by adoption or consanguinity) and shall also mean a trust, the primary beneficiary of which is the Person's spouse, siblings, parents and lineal descendants (whether by adoption or consanguinity).

     General Partner shall mean HOB MARINA CITY, INC., a Delaware corporation,
     ---------------
and any successor or additional general partners of the Partnership admitted into the Partnership pursuant to the terms of this Agreement.

     Gross Receipts shall mean all receipts of the Partnership whether received
     --------------
by the General Partner or its Affiliates on behalf or for the account of the Partnership arising from the operation of the Partnership or a sale of Partnership assets other than a Terminating Capital Transaction.

     Initial Public Offering shall mean a firm commitment underwritten public
     -----------------------
offering of Common Stock at a public offering price of at least $6.00 per share (subject to adjustment), for aggregate proceeds to HOB Entertainment, Inc. of at least $20,000,000.00.

     Lease shall mean that certain Lease Agreement between the Partnership as
     -----
Landlord and HOB Chicago, Inc., a Delaware corporation as Tenant ("Tenant") effective September 14, 1995, and any and all modifications and amendments thereto.

    Leased Premises shall mean that portion of the Theatre Building (as
    ---------------
hereinafter defined) described as follows (the "Leased Premises"):

          Area B, Area C, Area D and Area E, together with easements in and to the Mechanical and Loading Level situated below and serving such Areas, such portions of the Theatre Building being shown on the Site Plan attached hereto as Exhibit A-2 and designated and outlined in red on said Exhibit A-
               -----------                                            ---------
     2, together with any and all improvements and fixtures now or hereafter
     -
     situated on the Leased Premises and all appurtenances, easements and privileges pertaining thereto, and the personal property, if any, described on Exhibit A-3; and together with the rights and interests of Landlord and
        -----------
     Tenant in and to the use and enjoyment of the Common Areas, as such easements and rights are more particularly described in the Reciprocal Development, operating and Easement Agreement.

     Limited Partners shall mean Niki, Platinum and HOB and any substituted
     ----------------
Limited Partner admitted pursuant to Article YIU.

     Liquidator shall have the meaning set forth for that term in Section 10.4.
     ----------

     Net Cash Flow shall mean, with respect to any period, the Gross Receipts of
     -------------
the Partnership less (i) cash operating expenses, (ii) debt service payments on or repayments of

Partnership borrowings, and (iii) those reserves which the General Partner reasonably deems to be advisable for Partnership operations, not to exceed $10,000.00 per year without the consent of the Limited Partners.

     Non-recourse Deductions shall have the meaning set forth in section 1.704-
     -----------------------
2(c) of the Regulations.

     Partners shall mean the General Partner and the Limited, Partners, and
     --------
Partner shall refer to any one of them.

     Partnership shall mean HOB MARINA CITY PARTNERS, L.P., a Delaware limited
     -----------
partnership.

     Partnership Agreement or Agreement shall mean this Agreement of Limited
     ---------------------    ---------
Partnership of the Partnership.

     Partnership Indebtedness shall mean any indebtedness of the Partnership
     ------------------------
payable to traditional lending institutions, such as banks, savings and loans, insurance companies, pension funds, and other institutions engaged in the lending of money.

     Percentage Interests shall mean one percent (1%) for the General Partner;
     --------------------
thirty-five percent (35%) for Niki, thirty-five percent (35%) for Platinum and twenty-nine percent (29%) for HOB.

     Person shall mean an individual, a partnership, a corporation, a trust, a
     ------
joint venture, an unincorporated organization, or any other entity.

     Profits, and Losses shall mean, for each fiscal year or other period, an
     -------      ------
amount equal to the Partnership's taxable income or loss for that year or period, determined in accordance with Code section 703 (a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 702 (a) (1) shall be included in taxable income or loss).

     Project shall mean that portion of the real property and improvements known
     -------
as Marina City, Chicago, Illinois, which portion is depicted on the Site Plan attached as Exhibit A-2 hereto, and which portion includes the Theatre Building, the parking area portion of the two residential condominium towers, the building anticipated to be redeveloped as a hotel, and the Common Areas as depicted thereon and further defined in the RDOEA.

     Reciprocal Development, Operating and Easement Agreement ("RDOEA") shall
     ------------------------------------------------------------------
mean the Reciprocal Development, Operating and Basement Agreement pertaining to the Project entered into among Niki as Developer, the Partnership as Landlord and HOB as Tenant.

     Regulations shall mean the Income Tax Regulations, including Temporary
     -----------
Regulations, promulgated under the Code, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     Terminating Capital Transaction shall mean the sale of substantially all of
     -------------------------------
the assets of the Partnership as part of' the winding up under Section 10.3 below.

     Theatre Building shall mean the real property and improvements described by
     ----------------
metes and bounds in Exhibit A-1 hereto and depicted on the Site Plan attached hereto as Exhibit A-2.

                                  ARTICLE 11

                                THE PARTNERSHIP

     Section 2.1  Formation.  The General Partner and the Limited Partners
                  ---------
hereby form a partnership pursuant to the Act for the purposes and upon the terms and conditions set forth in this Agreement. Each Limited Partner shall be admitted into the Partnership upon the execution hereof and, if later, the General Partner's causing to be filed in the Office of the Secretary of State of Delaware a Certificate of Limited Partnership that complies with the Act.

     Section 2.2  Name.  The name of the Partnership is HOB MARINA CITY
                  ----
PARTNERS, L.P. and all business of the Partnership shall be conducted in such name, or in such other name or names as the General Partner may determine, with the consent of the Limited Partners.

     Section 2.3  Registered Agent.  The registered agent of the Partnership for
                  ----------------
service of process shall be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19895. The General Partner shall give written notice to each Limited Partner of any change in the Partnership's registered agent.

     Section 2.4  Registered Office.  The registered office of the Partnership
                  -----------------
where the books and records of the Partnership shall be kept shall be located at 8439 Sunset Boulevard, Suite 102, Los Angeles, California 90069. The Partnership may also have such other places of business as the General Partner deems appropriate and of which it advises the Limited Partners in writing.

     Section 2.5  Purposes and Powers.  The purpose of the Partnership shall be
                  -------------------
to acquire and own the Leased Premises and to enter into the Lease and the RDOEA and perform the obligations of the Landlord thereunder.

          Subject to the limitations set forth in Section 5.7 below, in order to
                                                  -----------
carry out the Partnership's purposes, the General Partner is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purposes and for the protection and benefit of the Partnership.

     Section 2.6  Ownership of Partnership Property; Waiver of Partition.
                  ------------------------------------------------------
All Partnership property, both real and personal, presently owned or hereafter acquired by the Partnership shall be owned by the Partnership and held in the name of the Partnership. Each

Partner expressly waives any right it might individually have to require a partition thereof or a dissolution of the Partnership, except as otherwise specifically provided herein.

     Section 2.7  Term of Partnership.  The term of the Partnership commenced on
                  -------------------
the day and date first written above, and shall continue until September 30, 2045, unless sooner dissolved pursuant to Article X; provided, however, that in
                                          ---------
the event that the Lease is terminated prior to the Delivery Date as therein defined, the Agreement shall terminate and be of no further force or effect and none of the parties shall have any liability pursuant to Article III or
                                                         -----------
otherwise with respect to obligations to be performed or payments to be made on or after the Delivery Date.

                                  ARTICLE III

                         CONTRIBUTIONS AND LIABILITIES

     Section 3.1  General Partner's Contributions, Liabilities, Construction and
                  --------------------------------------------------------------
Loans.
-----
          (a) Contribution. The General Partner shall contribute, in cash, to the Partnership the sun of $120,000.00, which contribution shall be made contemporaneously with the initial Capital Contribution of HOB as set forth in
Section 3.2.  The General Partner shall also execute on behalf of the
-----------
Partnership a Lease Agreement in the form attached as Exhibit A, simultaneous with the execution of this Agreement and promptly after formation cause the Landlord and the Tenant to execute the RDOEA.

          (b) Construction Loan. On or before the later of (i) March 11, 1996, or (ii) such later date as the Delivery Date occurs under the Lease, the General Partner shall loan or cause an Affiliate or third party to loan to the Partnership the sum of Six Million Dollars ($6,000,000.00) ("Construction Loan") for purposes of the construction of improvements to the Leased Premises by the Tenant. The principal amount of the Construction Loan shall include both hard and soft costs in connection with such construction, including, but not limited to, construction interest, an origination fee to the lender in the amount of one percent (1%) of the principal amount of the Construction Loan, closing costs, bonds, permits, and architectural and engineering fees. The Construction Loan shall bear interest at the prime rate as quoted in the Wall Street Journal throughout the term thereof (as the same fluctuates from time-to-time) plus one percent (1%) per annum, and shall have a maturity date of forty (40) month following the Delivery Date. The Construction Loan and any refinance of the Construction Loan shall be nonrecourse to the Limited Partners. The General Partner shall cause the Partnership to receive title insurance and appropriate endorsements over new construction during the period from the Delivery Date as defined in the Lease until the completion of Tenant's Work (as defined in the Lease) so as to insure that the Leased Premises are free of liens arising from Tenant's work. The General Partner shall document all improvements to the Leased Premises funded by Landlord's Contribution as defined in the Lease and permit the Limited Partner and their agents right to inspect all draws and supporting documentation under the Construction Loan to assure compliance with the foregoing. The Construction Loan shall be consistent with the terms and provisions customary in similar loans from institutional lenders. The Construction Loan shall not contain any prepayment penalties. The General Partner shall have the right to refinance, renew or extend the Construction Loan without the consent of the Partners so long as the monthly debt service based upon an amortization term of the principal no greater than 20 years and providing for the full payment of current interest (i.e., no accruals) and all other fees, charges and required payments
          ----
which are scheduled and payable prior to maturity in connection therewith do not exceed the monthly Minimum Rent payments and other payment obligations with respect to insurance and taxes due by the Tenant under the Lease. In the event of a forfeiture of the interest of the General Partner and HOB in the Partnership pursuant to Sections 9.1(c) and 9.5 below at any time during which the Construction Loan is outstanding to the General Partner or its Affiliate, the General Partner and HOB shall cause the payment terms and maturity date of the Construction Loan to be modified or extended, if necessary, to allow for the Construction Loan to be fully amortized at its then stated interest rate in monthly payments of principal and interest based upon the Minimum Rent due and payable under the Lease immediately preceding its termination.

     Section 3.2  Initial and Subsequent Mandatory Contributions of the Limited
                  -------------------------------------------------------------
Partners.  The Limited Partners shall contribute the following property and/or
--------
cash to the Partnership at the times hereinafter specified:

          (a)   Niki Contribution. On or before the later of (i) March 11, 1996,
                -----------------
or (ii) such later date as the Delivery Date shall occur under the Lease, Niki shall convey the Leased Premises to the Partnership by Special Warranty Deed, free and clear of any and all liens, encumbrances, conditions, restrictions or easements, other than (x) the RDOEA; (y) the Lease; and (z) such other easements or encroachments as ROB shall have approved pursuant to the Lease. In addition, at the time Niki contributes the Leased Promises to the Partnership,, Niki shall provide the Partnership with an Owners Title Policy insuring good and marketable fee simple title in the, Partnership subject to no exceptions other than those set forth in clauses (x), (y) and (z) above, in the face amount of Five Million Dollars ($5,000,000.00). For purposes of this Partnership, the value of the Niki Capital Contribution pursuant to this paragraph shall be deemed to equal $5,000,000.00, and Niki shall receive credit to its Capital Account in such amount.

          (b)   Platinum Contribution.  On or before the later of (i) March 11,
                ---------------------
1996, or (ii) such later date as the Delivery Date shall occur under the Lease, Platinum shall deliver to the Partnership an unconditional irrevocable letter of credit in the face amount of Five million Dollars ($5,000,000.00) with an expiration date of no earlier than one (1) year following the Delivery Date.
The letter of credit shall be issued to the Partnership by a national bank with offices in Chicago, Illinois having assets in excess of Five Billion Dollars ($5,000,000,000.00), and shall permit the General Partner to draw the entire face amount thereof upon presentation to the bank of the original letter of credit together with a written statement signed by the General Partner that "Platinum Blues Chicago L.L.C. has failed to provide its initial capital Contribution to the Partnership pursuant to Section 3.2 thereof." Platinum agrees to allow the Partnership to pledge the letter of credit to the lender under the Construction Loan and to execute such documents as may be reasonably required by the lender to enable it to exercise the rights of the General Partner with respect thereto. Upon request of Platinum and the approval of the General Partner and Niki, Platinum may provide alternative financial security for its initial Capital Contribution in lieu of the letter of credit as provided herein. Within five (5) days following written notice from the General Partner to Platinum that the cost of construction of improvements to the Leased Premises exceeds or is anticipated to exceed within the next thirty (30) days the remaining funds available to the Partnership under the Construction Loan, Platinum shall make its initial Capital Contribution to the Partnership in the amount of Five Million Dollars ($5,000,000.00) cash. Upon the Partnership's timely receipt of such initial Capital Contribution, the General Partner shall return the original letter of credit described in this Section 3.2(b) to Platinum. If Platinum fails to make its initial capital Contribution within the time period specified, the General Partner shall present the letter of credit for payment.

          (c)   HOB Contribution.  Substantially contemporaneously with the
                ----------------
funding of Ten Million Dollars ($10,000,000.00) of Landlord's Contribution under the Lease, from the proceeds of the Construction Loan and the Platinum Contribution, HOB shall make its initial. Capital Contribution to the Partnership in the amount of One Million Eight Hundred Eighty Thousand and No/100 Dollars ($1,880,000.00) in cash.

          Except for the Limited Partners' Initial Capital Contributions as described above, the Limited Partners shall not be required to make any additional contributions to the Partnership and the Limited Partners shall not be personally liable for any of the debts and obligations of the Partnership.

     Section 3.3  Additional Contributions.  Provided that Tenant is not in
                  ------------------------
default under the Lease, the General Partner or any Limited Partner, after a resolution Approved by the Limited Partners, may call on the Partners to make additional contributions to the capital of the Partnership if the Partnership cash and reserves, in the reasonable opinion of the General Partner, are not sufficient for the operation of the Partnership, but neither the General Partner nor any Limited Partner shall have any obligation to make additional contributions to the Partnership except as provided in Section 3.5(e) below. These additional contributions shall be made in proportion to each Partner's Percentage Interest. Each Partner shall have thirty (30) days from receiving written notice of an additional contribution to make its pro rata share of the requested contribution. If any Partner ("Non-Contributing Partner") fails or refuses to make its entire additional contribution, the other Partners, or any of them ("Contributing Partners") may loan to the Non-Contributing Partner the amount required, and such loan shall bear interest from the date advanced until paid at the prime rate of interest quoted in the Wall Street Journal (as the same fluctuates from time-to-time) plus three percent (3%) per annum, which loan shall be payable out of the next distributions payable to the Non-Contributing Partner pursuant hereto on a pro rata basis with any other such loans outstanding to the Non-Contributing Partner. Notwithstanding the foregoing, none of the Partners shall be required or requested to make additional capital contributions in connection with the construction of improvements to the Leased Premises, it being the intent of the Partners that the cost of improvements to the Leased Premises in excess of the sum of the Construction Loan, Platinum's initial Capital Contribution and HOB's initial Capital Contribution shall be paid by the Tenant under the Lease.

     Section 3.4  Interest; Return of Contributions.  Partners shall not be
                  ---------------------------------
entitled to interest on their Capital contributions or to any return of their Capital Contributions except as provided in this Agreement. No Partner shall have the right to demand or (except as the Liquidator may determine pursuant to Section 10.4) receive property other than cash in return for its Capital Contribution to the Partnership or have priority over any other Partner, either as to the return of Capital Contributions by the Partnership or as to distributions from the Partnership. Each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions, and if the assets of the Partnership are insufficient to return its Capital Contributions, it shall have no recourse against any other Partner for that purpose.

     Section 3.3  Capital Accounts.
                  ----------------

          (a)   Separate Capital Accounts.  Each Partner shall have a separate
                -------------------------
Capital Account which shall be increased and decreased in accordance with Treasury Regulations (S)1.704-1(b)(2)(iv).

          (b)   Exempt income. The income of the Partnership which is exempt
                -------------
from federal income tax and the amount of expenditures of the Partnership described in Section 705 (a) (2) (B) of the Code shall be allocated to the Partners as if such items were taxable income or deductible loss allocable pursuant to Section 4.3 or 4.4, as the case may be.
            ------------------

          (c)   Return of Capital. To the extent any property which a Partner is
                -----------------
entitled to receive pursuant to any other provision of this Agreement would constitute a return of capital, each of the Partners consent to the withdrawal of such capital.

          (d)   Loans Not Capital.  Loans by the Partners to the Partnership (as
                -----------------
permitted by this Agreement) shall not be considered Capital Contributions, nor shall advances or payments on behalf of the Partnership for which the General Partner is entitled to reimbursement hereunder be considered Capital Contributions. No repayment of principal or interest on any such loans, or reimbursement in respect to advances or other payments, or payments of fees to the General Partner or its Affiliates which are made by the Partnership shall be considered a return of capital or in any manner affect the General Partner's Capital Account.

          (e)   Negative Balances. No Limited Partner with a negative balance in
                -----------------
its Capital Account shall have any obligation to any other Partner or to any other party to restore such negative balance. The General Partner shall contribute, upon the dissolution and liquidation of the Partnership, an amount equal to the lesser of (i) the deficit balance in its Capital Account, or (ii) the excess of 1.01 percent of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

          (f)   No obligations to Third Parties.  No provision of this Agreement
                -------------------------------
shall be construed to create an obligation of a Partner to contribute additional capital to the Partnership for the benefit of any third party.

          (g)   Modification of Capital Accounts to Comply with the Code.  The
                --------------------------------------------------------
provisions of this Section 3.5 and other provisions contained in this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Regulations,, and shall be interpreted and applied in a manner consistent therewith. If the General Partner determines that it is necessary or prudent to modify or adjust the manner in which the Capital Accounts, or any debits or credits to the Capital Accounts, are computed in order to comply with the Regulations, after obtaining the concurrence of tax counsel of the other Partners, the General Partner shall make a modification or adjustment, so long as it is not likely to have a material effect on the amounts distributable to a Partner pursuant to Section 10.3 on the liquidation of the
                                       ------------
Partnership.

     Section 3.6  Additional Limited Partners.  With the prior written consent
                  ---------------------------
of all of the Limited Partners, the Partnership is authorized to admit additional Limited Partners at such prices and on such terms as shall be determined by the General Partner and the Limited Partners. The General Partner may admit as substituted Limited Partners those persons acquiring Percentage Interests pursuant to Article, VIII below, and the name, residence address,
                      -------------
Percentage Interest and amount of Capital Contribution to the Partnership attributable to each such person shall be reflected in an amendment to this Agreement.

                                  ARTICLE IV

              CASE DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     Section 4.1  Distributions of Net Cash Flow.  The General Partner shall
                  ------------------------------
make distributions of Net Cash Flow to the extent available, within a reasonable time after the end of each fiscal quarter, to the Partners pro rata based upon their relative Percentage Interests at the time of distribution.
Notwithstanding the foregoing, (a) Niki shall not be entitled to receive any distributions of Net Cash Flow during any period following (i) the expiration of three hundred (300) days following the Delivery Date that Landlord's improvements to the Common Areas and Commercial Areas of the Project (other than the Leased Premises) have not been substantially completed and/or the two restaurants to be situated within the Project (other than in the Leased Premises) have not opened as provided in the RDOEA, or (ii) the expiration of five hundred forty-five (545) days following the Delivery Date that the hotel to be situated within the Project has not been completed and opened for business as provided in the RDOEA; and (b) HOB shall not be entitled to receive any distributions of Not Cash Flow for the number of days, if any, commencing with the opening of the Tenant's business that the period between the opening of the Tenant's business and the Delivery Date under the Lease exceeds 300 days. The interest of Niki and/or HOB in Net Cash Flow not distributed to them pursuant to the preceding sentence (the "Diverted Cash Flow") shall be deemed to have been forfeited by then for all purposes and the amount of such forfeited distributions shall be divided among the other Partners on a pro rata basis in accordance with their respective Percentage Interests as of the date of such forfeiture(s).

     Section 4.2  Allocation of Profits and Losses.  Other than Profits and
                  --------------------------------
Losses attributable to a Terminating Capital Transaction, after taking into account the special allocations set forth in this Article IV, the Profits and Losses of the Partnership for each calendar year (or portion thereof), shall be allocated among the Partners pro rata based upon their relative Percentage interests. Profits and Losses attributable to a Terminating Capital Transaction or liquidation event shall first be allocated among the Partners so that after such allocations their respective Capital Account balances are in the same ratio as their relative Percentage Interests, and thereafter Profits and Losses shall be allocated among the Partners pro rata based upon their relative Percentage Interests.

     Section 4.3  Special Allocations.  If the requisite stated conditions or
                  -------------------
facts are present, the following special allocations shall be made in the following order:

          (a)   Qualified Income Offset.  If a Limited Partner who is not also a
                -----------------------
General Partner unexpectedly receives any adjustments, allocations or distributions described in sections 1.704-1(b) (2) (ii) (d) (4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, then items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 4.3
(a) shall be made if and only to the extent that the Limited Partner would have an Adjusted capital Account Deficit after all other allocations provided for in this Article2 IV have been tentatively made without considering this Section 4.3(a).

          (b)  Gross Income Allocation.  If a Limited Partner who is not also a
               -----------------------
General Partner has a deficit Capital Account at the end of any Partnership fiscal year that exceeds the sum of (i) the amount the Limited Partner is obligated to restore, and (ii) the amount the Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1.704-2
(g) (1) and 1.704-2 (1) (5) of the Regulations, then each sum Limited Partner shall be specially allocated item of Partnership income and gain in the amount of the excess as quickly as possible, provided that an allocation pursuant to this Section 4.3 (b) shall be made if and only to the extent that the Limited Partner would have a deficit Capital Account in excess of that sum after all other allocations provided for in this Article IV have been tentatively made
                                       ----------
without considering Section 4.3(a) or Section 4.3(b).
                    --------------    --------------

          (c)   Non-Recourse Deductions.  Non-recourse Deductions for any fiscal
                -----------------------
year or other period shall be allocated to the Partners pro rata based upon their relative Percentage Interests.

          (d)   Section 754 Adjustments.  To the extent an adjustment to the
                -----------------------
adjusted tax basis of any Partnership asset under Code section 734(b) or Code section 743(b) is required, pursuant to section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the tax basis of the asset) or loss (if the adjustment decreases the tax basis of the asset) and that gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

          (e)   Diverted Cash Flow.  Notwithstanding anything to the contrary in
                ------------------
this Agreement, Profits shall first be allocated to the Partners receiving any Diverted Cash Flow in an aggregate amount equal to such Diverted Cash Flow received by such Partner.

     Section 4.4  Curative Allocations.  The "Basic Regulatory Allocations"
                  --------------------
consist of allocations pursuant to Sections 4.3 (a) and 4.3 (b). Notwithstanding any other provisions of this Agreement, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of the allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 4.4 shall be made only with respect to allocations pursuant to Section 4.3(d) to the extent that it can reasonably be determined that those allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

     Section 4.5  Tax Allocations: - Code Section 704(c).  In accordance with
                  --------------------------------------
Code sections 704(b) and (c) and the Regulations thereunder, income, gain, loss and deduction with respect to property actually or constructively contributed to the capital of the Partnership shall, solely for taxes purposes, be allocated among the Partners so as to take account of any variation at the time of the contribution between the adjusted basis of the property to the Partnership for federal income tax purposes and its fair market value. If the fair market value of a Partnership asset is adjusted pursuant to Section 3.5(a), then as provided
                                               --------------
in the Regulations promulgated under Code section 704(b), subsequent allocations of income, gain, loss and deduction with respect to that Partnership asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its fair market value in the same manner as under Code section 704(c) and the Regulations thereunder. Any elections or other decisions relating to those allocations shall be made by the General Partner, after consulting with the Limited Partners and the Partnership's accountant, in any manner that reasonably reflects the purposes and intent of this Agreement. Allocations of income, gain, loss and deduction pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and
     -----------
shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses or other tax items or distributions pursuant to any provision of this Agreement.

     Section 4.6  Allocation and Distributions Among Limited Partners.  Unless
                  ---------------------------------------------------
otherwise provided in this Agreement or in a written communication from the Limited Partners to the General Partner, all allocations and distributions to which the Limited Partners are entitled as a class shall be made among the individual Limited Partners in the proportion that the total Capital Contributions made by each Limited Partner bears to the total Capital Contributions made by all the Limited Partners.

     Section 4.7  Allocation Upon Transfer.  If any interest in the Partnership
                  ------------------------
is transferred, or is increased or decreased by reason of the admission of a new Partner or otherwise, during any fiscal year of the Partnership, each item of income, gain, loss, deduction, or credit of the Partnership for such fiscal year shall be assigned pro rata to each day in the particular period of such fiscal year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Partners based upon their respective interests in the Partnership at the close of such day. For the purpose of accounting convenience and simplicity, the Partnership shall treat a transfer of, or an increase or decrease in, an interest in the Partnership which occurs on or before the fifteenth day of a month as occurring on the first day of such month. Admissions of Limited Partners and transfers of Interests occurring between the sixteenth day of the month and the last day of the month shall be treated as occurring on the first day of the succeeding month.

     Section 4.8  Agreement to Make Changes Required by Law.  The Partners
                  -----------------------------------------
acknowledge that Regulations issued under Code section 704(by require that certain provisions be included in all partnership agreements as a condition to having the allocations of tax items set forth in the agreements respected for income tax purposes. The Partners hereby adopt those provisions of the Regulations that are required to be included in a partnership agreement. The Partners agree to exercise the utmost good faith in cooperating to amend this Agreement to effect changes recommended by the Partnership's professional tax advisers to cause compliance with those Regulations, with input from the tax advisers of each Partner who desires to have any given in its behalf.

                                   ARTICLE V

                                  MANAGEMENT

     Section 5.1  Participation in Management.  Except as set forth in Section
                  ---------------------------
5.7 and any other express provision of this Agreement, the Limited Partners shall not otherwise participate in the management or control of the Partnership's business nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, said powers being vested exclusively in the General Partner. The Limited Partners are authorized to consult with the General Partner regarding the business of the Partnership.

     Section 5.2  General Authority of General Partner.  Subject to the
                  ------------------------------------
limitations of Section 5.7 and any other express limitations of this Agreement, the General Partner shall have all powers now or hereafter granted to a general partner of a limited partnership under the Act or which are granted to it, as a General Partner, under the provisions of this Agreement. Subject to Section 5.7 and any other express limitations of this Agreement, the General Partner shall have overall responsibility for the affairs of the Partnership and for its management and control and the General Partner shall have full power and authority to do all things reasonably deemed necessary or desirable to conduct the business of the Partnership, including, but not limited to, the following:

          (a) to purchase or obtain contracts of liability, casualty, and other insurance which the General Partner reasonably deems appropriate or convenient for the protection of the assets and affairs of the Partnership or for any other purpose beneficial to the Partnership;

          (b) to pay any and all fees and expenses incurred in the organization of the Partnership or the amending of this Agreement pursuant to its provisions; and after full payment of Landlord's Contribution under the Lease and payment of Debt Service under the Construction Loan to spend the capital and income of the Partnership in the exercise of any rights or powers of the General Partner;

          (c) to execute, acknowledge, and deliver any and all instruments, certificates, and agreements, and take such other steps as are necessary and appropriate to effectuate the foregoing.

          Any third party dealing with the General Partner in connection with the Partnership shall be entitled to rely upon an affidavit of such General Partner Approved by the Limited Partners to the effect that it has the authority to engage in such dealings on behalf of the Partnership.

     Section 5.3  Independent Activities.  Except as provided below, the General
                  ----------------------
Partner and each Limited Partner may, notwithstanding the existence of this Agreement, engage in whatever activities they choose independent of the Partnership or the other Partners, whether the same may be competitive with the Partnership or otherwise without having or incurring any obligation to offer any interest in such activities to the Partnership or any other Partner. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner from engaging in such activities, or require the General Partner to permit the Partnership or any Limited Partner to participate in any such activities, and as a material part of the consideration for the General Partner's execution hereof and admission of such Limited Partner, each Limited Partner hereby waives any such right or claim of participation ` Notwithstanding the foregoing, throughout the term of this Partnership, neither the General Partner nor any Affiliate of the General Partner shall directly or indirectly operate a House of Blues restaurant and/or entertainment facility within a twenty (20) mile radius of the Leased Premises without the written consent of Niki and Platinum.

     Section 5.4  Duties of the General Partner.
                  -----------------------------

          (a) The General Partner shall use its reasonable efforts to carry out the business of the Partnership. The General Partner shall devote itself to the business of the Partnership to the extent that it reasonably may determine to be necessary. Whenever reasonably requested by the Limited Partners, the General Partner shall render a just and faithful account of all dealings and transactions relating to the business of the Partnership.

          (b) The General Partner, upon the Approval of the Limited Partners,, shall cause the Partnership to perform all of its obligations under the Lease and the RDOEA and to enforce the respective obligations of the Tenant under the Lease and of the Developer under the RDOEA. If the Partners owning a majority of the Percentage Interests in the Partnership determine in good faith that Tenant should be served with a notice of default under the Lease, such Partners shall notify the General Partner and in the event the General Partner fails to provide a notice of default to the Tenant in accordance with the Lease and/or thereafter fails to pursue the Landlord's remedies against the Tenant within the sooner of
(i) ninety (90) days following notice from such Partners requesting the General Partner to pursue the Landlord's remedies, against the Tenant for default, or
(ii) such earlier period as may be required to cure a default under the Construction Loan or a Renewal Loan (as defined in Section 5.7(b) (i)
                                                   ------------------
resulting from the Tenant's default, the Partners owning a majority of the Percentage Interests may designate an additional General Partner who may exercise all rights of the General Partner under this subparagraph 5.4(b) or elsewhere in this agreement relative to the Lease and the Leased Premises including the right to collect all rentals, and enforce all provisions of the Lease and to exercise control over any and all accounts of the Partnership; provided that the Percentage Interest of the General Partner shall not be reduced solely as a result thereof.

          (c) It is hereby agreed by all Partners that the General Partner shall be the "tax-matters partner" for the Partnership, as that term is defined in Section 6231(a)(7) of the Code; provided, however, that prior to exercising any tax election, the General Partner shall notify each of the Limited Partners in writing of the General Partner's intent to make such tax elections and in the event objected to in writing within 10 business days of written notice of such election, such election will be made only with the approval of the Limited Partners. All costs and expenses incurred by the tax matters partner, including reasonably necessary overhead and administrative costs, in connection with the performance of its duties and privileges as tax matters partner shall be Partnership expenses.

          (d) Upon the request of the Limited Partners, but not more frequently than once each calendar year, the General Partner shall prepare a detailed, pro forma line item budget of all costs and expenses anticipated to be required to operate the Partnership for the period of time covered by the budget, and shall submit the proposed budget to the Limited Partners. After discussion and revision, as needed, the budget shall be finalized and on its Approval by the Limited Partners, shall become the Approved Budget for the period covered by it. It is understood that the Approved Budget shall reflect item of income and expense for the Partnership and not the Leased Premises, it being anticipated that an annual budget for the Leased Premises will be prepared by the property manager and reviewed and approved by the General Partner on behalf of the Partnership.

     Section 5.5  Right of Third Parties to Rely on Authority of General
                  ------------------------------------------------------
Partner.
-------
[Intentionally Omitted]

     Section 5.6  Expenses of the Partnership.  Except as otherwise specifically
                  ---------------------------
provided by this Agreement, all reasonable expenses of the Partnership, including, but not limited to, organization, offering, and operating expenses, shall be borne by the Partnership. The General Partner and its Affiliates shall be entitled to reimbursement from the Partnership for other out-of-pocket expenses which are attributable to Partnership activities.

     Section 5.7  Certain Limitations on General Partner Activities.
                  -------------------------------------------------

          (a) The General Partner shall not do any of the following, without, in each instance, obtaining the consent of each of the persons or entities who, at the time in question, is a General Partner or Limited Partner:

                (i)     do any act in contravention of this Agreement;

                (ii) do any act which would make it impossible to carry on the ordinary business of the Partnership (except for a disposition of Partnership assets approved pursuant to Section 5.7rbl);

                (iii)   confess a judgment against the Partnership;

                (iv) possess Partnership assets, or assign the rights in specific Partnership assets for other than a Partnership purpose;

                (v) cause the Partnership to issue additional Percentage Interests other than those issued pursuant to the initial offering of Percentage Interests; or

                (vi) do any other act which the Act specifically requires to be approved by all Partners; provided, however, that to the extent the provisions of the Act may be waived by agreement of the Partners, the provisions of this Agreement providing for less than the unanimous approval of the Partners shall be fully operative.

          (b) Notwithstanding anything to the contrary herein contained, and as a specific expressed limitation on the authority of the General Partner, the General Partner shall not do any of the following, without, in each instance, obtaining the written Approval of the Limited Partners, such Approval not to be unreasonably withheld:

                (i) incur any debt, whether as original financing or as refinancing of existing debt, except for the Construction Loan from the General Partner or its Affiliate or third parties (as defined in Section
                                                                      -------
     3.1(b), and any renewal, modification or refinancing thereof ("Renewal
     ------
     Loan") provided that the monthly debt service payable in connection therewith does not exceed the monthly Minimum Rent payments due by the Tenant under the Lease; or

                (ii) sell, lease, transfer, or otherwise dispose of any of the Partnership's properties and/or assets with a value of greater than $25,000.00, or consolidate with or merge into any other entity, or permit any other entity to merge into or sell, lease, or transfer all or substantially all of its assets to the Partnership;

                (iii) expend funds of the Partnership for items not contained in the Approved Budget, except in the event of an emergency;

                (iv)    acquire any land or interest other than the Leased
     Premises;

                (v) approve plans and specifications of the Leased Premises on behalf of Landlord;

                (vi) execute any guaranty, mortgage, or otherwise obligate the partnership to any indebtedness in excess of $25,000 in the aggregate not contemplated by the Approved Budget except for the Construction Loan or Renewal Loan meeting the criteria of Section 3.1;

                (vii) the execution of any agreement between the General Partner and any Affiliate of the General Partner or between the General Partner and any Limited Partner or any Affiliate of a Limited Partner not set forth in the Annual Budget approved by a majority of the disinterested Limited Partners;

                (viii) the hypothecation or pledge of any Partnership asset except in connection with the Construction Loan or a Renewal Loan;

                (ix) the selection of architects, attorneys, accountants or other professional advisors of the Partnership;

                (x) the commencement of any litigation on behalf of the Partnership or settlement of any actions, claims, and demands against the Partnership not covered by the Tenant's liability insurance under the Lease;

                (xi) the execution of any agreement which is not cancelable by the Partnership upon thirty days written notice or which obligates the Partnership to any liability not set forth in the Approved Budget then in effect;

                (xii) the admission of a new general partner or the admission of a new Limited Partner;

                (xiii) the acquisition of any equity interest by the Partnership in any other partnership, limited partnership, joint venture, limited liability company, corporation or other business entity;

                (xiv)   the making of any loan by the Partnership to any person;

                (xv) the establishment of any reserves not contained in the Annual Budget and the failure to distribute Net Cash Flow in accordance with this Agreement; and

                (xvi) any other act which would divert rentals received by the Partnership for a purpose other than the payment of the Construction Loan or any Renewal Loan, the proportionate distribution of Net Cash Flow to the Partners; or the payment of Partnership expenses contemplated by the Approved Budget then in effect.

     Section 5.8  Exculpation.  The General Partner and its authorized
                  -----------
representatives shall not be liable, responsible, `or accountable in damages or otherwise to the Partnership or any Partner for any Action taken or failure to act on behalf of the Partnership if:

          (a)   The General Partner representatives acted in good faith;

          (b) The action or failure to act did not constitute a breach of a provision of this Agreement;

          (c)   Reasonably believed:

                (i) in the case of conduct in the person's official capacity as a General Partner, that the person's conduct was in the Partnership's best interest; and

                (ii) in all other cases, that the person's conduct was at least not opposed to the Partnership's best interests; and

          (d) In the case of a criminal proceeding, had no reasonable cause to believe that the person's conduct was unlawful.

Notwithstanding the foregoing, the General Partner may not be indemnified with respect to a proceeding in which:

          (w) the General Partner fails to obtain the Approval of the Limited Partners when required and under Section 5.7;

          (x) the General Partner has been found liable for willful or intentional misconduct in the performance of the person's duty to the Partnership or Limited Partners;

          (y) the General Partner is found liable on the basis that the General Partner or its Affiliates received personal benefit, whether or not the benefit resulted from an action taken in the General Partner's official capacity; or

          (z) the General Partner is found liable to the Partnership or Limited Partners.

     Section 5.9  Standard of Care.  The General Partner shall perform its
                  ----------------
duties under this Agreement with ordinary prudence and in a manner characteristic of a businessman in similar circumstances, and consistent with its fiduciary duty to the Limited Partners.

    Section 5.10  Indemnity.  The General Partner and its authorized
                  ---------
representatives shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, penalties, fines, taxes and amounts paid in settlement of any claims sustained by him or it in connection with the Partnership, including but not limited to any judgment, award, settlement, reasonable attorneys' fees, and other costs or expenses incurred in connection with the defense or settlement of any actual or threatened action, proceeding or claim, provided that the General Partner or its authorized representative has met the standard of care contained in Section 5.9 and is entitled to exculpation
                                      -----------
under the criteria set forth in Section 5.8.  Anything to the contrary in this
                                -----------
Section 5.10 notwithstanding, the Partnership shall not be required to
------------
indemnify the General Partner for any liability incurred by the General Partner without the Approval of the Limited Partners to the extent such liability arose from an act, transaction or agreement requiring such Approval under this Agreement or from any liability arising from a breach by the General Partner of its duties hereunder or incurred by the Partnership as a result of the breach by the Tenant under the Lease.

     Section 5.11  Limitation on Liability.  Except for the initial Capital
                   -----------------------
Contributions of the Limited Partners described in Section 3.2 above, unless
                                                   -----------
they otherwise agree in a separate writing with a third party creditor of the Partnership, the Limited Partners have no personal liability whatever, whether to the Partnership, the General Partner or any creditor of the Partnership, for the debts, expenses, liabilities, or obligations of the Partnership.

                                  ARTICLE VI

                  TRANSACTIONS INVOLVING THE GENERAL PARTNER

     Subject to the provisions of Section 5.7, the General Partner shall be
                                  -----------
entitled to contract with Affiliates of the General' Partner for management, construction, leasing, brokerage, janitorial and like services, provided that such services are provided at an arms-length price which is reflective of and consistent with market conditions related to comparable properties in the Chicago, Illinois area.

                                  ARTICLE VII

                 ACCOUNTING, REPORTING, BEING, AND TAX MATTERS

     Section 7.1  Books of Account.  The General Partner shall maintain the
                  ----------------
Partnership's books and records and this Agreement at the principal office of the Partnership, and each Partner shall have access thereto for the purposes of examination and inspection at reasonable times and on reasonable notice. The Limited Partners shall have access to and the right to have professional auditors audit the underlying business and financial records of the Partnership including the right to review all underlying accounts, checks, invoices. The cost of such audit shall be borne by the Limited Partners requesting it, unless the results of the audit indicate an understatement of income or an overstatement of expenses in excess of three percent (3%) of the amount reported, in which event the General Partner shall bear the expense of such audit. The books and records shall be kept in accordance with applicable tax accounting rules and regulations, applied in a consistent manner, shall reflect all Partnership transactions, and shall be appropriate and adequate for the Partnership's business.

     Section 7.2  Reports.  The General Partner shall cause to be prepared, at
                  -------
the reasonable expense of the Partnership, the following reports:

          (a) within thirty (30) days after the end of each calendar quarter a quarterly report which shall include a balance sheet together with a profit and loss statement for the quarter, and for the current year-to-date;

          (b) within sixty (60) days after the end of each fiscal year, an annual report which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of source and application of funds and a statement of changes in Partners' capital for such year; (ii) a report of the activities of the Partnership for such year; and
(iii) a report on distributions to the Limited Partners for such period, separately identifying distributions of Net Cash Flow, financing proceeds and reserves. Such annual report shall also include such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership; and (c) within sixty (60) days after the end of the fiscal year, all Partnership information necessary for the preparation of the Limited Partners' federal income tax returns.

     Section 7.3  Fiscal Year.  The fiscal year of the Partnership shall be the
                  -----------
calendar year.

    Section 7.4  Banking.  All funds of the Partnership shall be deposited in a
                 -------
separate account or accounts, not commingled with those of any other person, in a commercial or other financial institution insured by an agency of the federal government of the United States as the General Partner shall determine. All Partnership funds shall at all times be held in fully-insured accounts. All checks drawn upon said account or accounts shall be drawn only for Partnership purposes and shall be signed by the General Partner or an authorized representative of the General Partner or the Partnership.

     Section 7.5  Tax Election for Basis Adjustment.  Upon the transfer of
                  ---------------------------------
Percentage Interests or in the event of a distribution of assets of the Partnership, at the request of the transferee, the Partnership shall elect pursuant to Section 754 of the Code to adjust the basis of the Partnership's property as allowed by Section 734(b). Any such election shall be filed with the Partnership return for the first taxable year to which the election applied.

     Section 7.6  Partnership Returns.  The General Partner shall for each
                  -------------------
fiscal year, file, on behalf of the Partnership, a Partnership return and any other necessary tax returns no less than thirty (30) days before the time prescribed by law (including extensions) for such filing. The General Partner shall use reasonable efforts to cause all Partnership tax returns to be prepared in a timely manner so as to avoid the necessity of the Limited Partners having to obtain extensions for the filing of their individual tax returns.

     Section 7.7  Information.  Upon reasonable request, the Partnership will
                  -----------
supply promptly to any Limited Partner the names and addresses of all Limited Partners as such information is at the time of request reflected in the records of the Partnership, and shall further release such information concerning Partnership operations as shall be required by law or regulation, or order of any regulatory body having jurisdiction.

                                 ARTICLE VIII

                       TRANSFER 0F PARTNERSHIP INTERESTS

     Section 8.1  In General.  A Partner may not sell, transfer, or
                  ----------
encumber (or subject to any lien or security interest) its interest in the Partnership or any part thereof (including, but not limited to, its right to receive distributions pursuant to this Agreement), except as permitted in this

Article VIII, and any act in violation of this Article shall be null and void ab
------------
initio

     Section 8.2  Transfers.
                  ---------

          (a) Except as set forth in Section 8.2(b) below, no Partner shall have the right, without the Approval of the Limited Partners (not to be unreasonably withheld), to transfer all or any part of its interest in the Partnership.

          (b) Without the Approval of the Limited Partners or the General Partner, a Limited Partner may transfer its interest in the Partnership to an Affiliate of the Limited Partner.

          (c) Each transferee of any interest in the Partnership shall derive its interest from the interest in the Partnership of the Partner making such transfer and, for the purposes of this Agreement, shall be deemed to have a community of interests and obligations with the

Partner making such transfer. Unless the remaining Partners unanimously agree to release the transferring Partner from further obligations hereunder, the Partner making the transfer shall remain liable for its obligations hereunder, notwithstanding such transfer. No change in ownership of any interest in the Partnership or rights under this Agreement shall be binding upon any other party hereto until a copy of all instruments executed and delivered pursuant to or in connection with such transfer shall have been delivered to the other parties hereto.

     Section 8.3  Additional Conditions to Transfer of Percentage Interests.  In
                  ---------------------------------------------------------
addition to the other conditions contained in this Article VIII, a Limited
                                                   ------------
Partner may sell, transfer, assign or subject to security interest any or all of the Limited Partner's Percentage Interests owned by him, subject to the following conditions:

          (a) an assignee or transferee of, or holder of a security interest in, the Percentage Interests of the Limited Partners shall not become a substituted Limited Partner without the consent of the General Partner, which may be unreasonably withheld;

          (b) such sale, transfer, or assignment may not be made if it would impair the ability of the Partnership to be taxed as a partnership or if it would result in a "termination" of the Partnership pursuant to Section 708 of the Code, as determined by the General Partner in its sole discretion;

          (c) such sale, transfer or assignment may not be made if it would cause the Partnership to register as an investment company under the Investment Company Act of 1940;

          (d) such Partner and its purchaser, transferee, or assignee execute, acknowledge and deliver to the General Partner such instruments of transfer and assignment with respect to such transaction as are in form and substance reasonably satisfactory to the General Partner, including, without limitation, with respect to a person seeking admission as a substituted Limited Partner, a written notice delivered to the General Partner requesting such admission and the written acceptance and adoption by such person of the provisions of this Agreement;

          (e) upon request of the General Partner, such Partner furnishes an opinion of counsel, the expense of obtaining said opinion to be borne solely by such Partner, reasonably satisfactory in form and substance to the Partnership's counsel, to the effect that:

                (i) such sale, transfer or assignment will not impair the ability of the Partnership to be taxed as a Partnership, will not result in a "termination" of this Partnership pursuant to Section 708 of the Code or otherwise impair its treatment for federal tax purposes; and

                (ii) such sale, transfer or assignment will not violate any applicable federal or state securities laws, or cause the Partnership to have to register under the Investment Company Act of 1940;

          (f) such Partner pays the Partnership all reasonable expenses of the Partnership in connection with such transaction; and

          (g) the purchaser, transferee, or assignee represents in writing, in form and substance satisfactory to the General Partner, that it is acquiring the Limited Partnership interest for its own account for investment and not with a view to distribution thereof.

          If the foregoing conditions are satisfied and all other conditions to transfer as required by this Agreement are satisfied, and admission as a substituted Limited Partner has been requested, this Agreement shall be amended and all other steps shall be taken which, in the opinion of the General Partner, are reasonably necessary to admit such person as a substituted Limited Partner.

     Section 8.4  Death of a Limited Partner or Spouse of a Limited Partner.
                  ---------------------------------------------------------
The death or dissolution of any Limited Partner shall not have the effect of dissolving the Partnership. Upon the death or dissolution of a Limited Partner, its estate, devisees, heirs and/or successors shall succeed to its Limited Partnership interest (as an assignee, not as a substituted Limited Partner) and shall be bound by the terms and provisions of this Agreement.

     Section 8.5  Purchase of Limited Partnership Interest by General Partner.
                  -----------------------------------------------------------
The General Partner may (but shall not be obligated to) acquire Limited Partnership interests from any Limited Partner and shall enjoy all rights and be subject to all of the obligations and duties of a Limited Partner or an assignee, as the case may be.

    Section 8.6  Transfer of General Partners Interests; Designation of
                 ------------------------------------------------------
Additional General Partners.  The General Partner may not assign, transfer,
---------------------------
sell, give, pledge, encumber, or otherwise dispose of its interest as General Partner in the Partnership, unless required or permitted to do so by the terms of Article IX below or this Article. With the consent of all Limited Partners,
   ----------
or without such consent if necessary to preserve the status of the Partnership as a partnership for federal income tax purposes, the General Partner may at any time designate one or more persons to be admitted as additional General Partners, with such participation in the General Partner's Partnership interests as the General Partner and the additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

     Section 8.7  Consent to Admission of Now Partners.  Each Limited Partner
                  ------------------------------------
agrees, by its execution hereof that the consent by the General Partner to (a) the admission of any assignee or transferee of a Limited Partner's Partnership interest or interests as a substituted Limited Partner whose admission has been approved in accordance with Section 8.3(a); (b) the characterization of the
                            --------------
interest of a former General Partner as a Converted Limited Partner's interest pursuant to, Article IX and the execution and filing of documents to reflect
             ----------
such status; and (c) the admission of an assignee of a General Partner's entire interest as a substitute General Partner pursuant to Article X shall constitute
                                                     ---------
the consent of such Limited Partner to such admission.

                                   ARTICLE IX

                 RESIGNATION OR REMOVAL OF THE GENERAL PARTNER;

                     FORFEITURE BY BOB; FORFEITURE BY NIKI

     Section 9.1  Resignation or Removal of the General Partner.
                  ---------------------------------------------

          (a) The General Partner may resign from the Partnership by delivering its written notice of resignation to the Limited Partners. Such resignation shall not be effective earlier than ninety (90) days after the date the resigning General Partner delivers its written notice of resignation; subject to the foregoing and upon the effective date specified in such notice of resignation, or an earlier date specified by the Approval of the Limited Partners, a resigning General Partner shall cease to be a General Partner of the Partnership. A General Partner having resigned shall have no liability to the Partnership or its creditors or Partners for liabilities and obligations created after the effective date of the resignation, and the Limited Partners hereby grant to the General Partner, the full right and authority to execute and file on behalf of the Partnership and the Limited Partners any documents necessary to effect the resignation of the General Partner in compliance with this section.

          (b) On a vote of a majority-in-interest of the Limited Partners communicated in writing to the General Partner, the Limited Partners may remove the General Partner for cause. For purposes hereof, "cause" shall mean either
(i) a persistent and material breach of this Agreement by the General Partner which is not cured within thirty (30) days following written notice to the General Partner (or such longer period of time as may be reasonable if such breach cannot reasonably be cured within thirty (30) days and the General Partner is diligently pursuing such cure); or (ii) the forfeiture of the Limited Partnership interest of HOB pursuant to Section 9.5 below; or (iii) the
                                        -----------
dissolution of the General Partner. Upon the effective date of such removal as specified in the notice to the General Partner, the removed General Partner shall cease to be a General Partner of the Partnership. A General Partner having been so removed shall have no liability to the Partnership or its creditors or partners for liabilities and obligations created after the effective date of such removal.

          (c) Upon the resignation or removal of the General Partner as provided above, if the Limited Partners elect to continue the business of the Partnership, the interest of the General Partner shall be divided among the remaining Limited Partners on a pro rata basis calculated based upon their respective Percentage Interests, and all interest of the General Partner in the Partnership shall be deemed to have been forfeited to such remaining Limited Partners, and a proper amendment to this Agreement shall be made to reflect such change.

     Section 9.2  Bankruptcy or Dissolution of the General Partner.
                  ------------------------------------------------

          (a) On a Bankruptcy or dissolution of the General Partner, it shall cease to be a General Partner of the Partnership.

          (b)   Upon the occurrence of any of the events specified in Section
                                                                      -------
9.2(a), if the Limited Partners elect to continue the business of the
------
Partnership, the interest of the General Partner shall be automatically (as of the date of occurrence of such event) subject to Section 9.4. A proper amendment
                                                 -----------
to this Agreement shall forthwith be made to reflect such status.

     Section 9.3  Liability of General Partner after Resignation or Removal;
                  ----------------------------------------------------------
Payment of Partnership Indebtedness.  If the General Partner resigns or is
-----------------------------------
removed in accordance with the provisions of this Partnership Agreement, its liability as a General Partner for obligations created after that event and which do not relate to winding up shall cease in accordance with applicable law. A removed or resigning General Partner (or its legal representative) shall execute and deliver all instruments and take all other actions as shall be necessary and appropriate to install its successor as a General Partner.

     Section 9.4  Bankruptcy Provisions.
                  ---------------------

          (a)   Status of Trustee.  On the Bankruptcy of a General Partner, the
                -----------------
trustee or debtor- in-possession (collectively, the "trustee") automatically has the status of an assignee of that General Partner's Partnership Interest under Section ____ of the Delaware Revised Limited Partnership Act. Therefore, the trustee would own the Partnership Interest of that General Partner in Bankruptcy, but would not have any rights with respect to specific property of the Partnership and would not have any rights with respect to the management of the Partnership's business or property. Furthermore, that General Partner in Bankruptcy would have no further rights to participate in the management of the Partnership or its property, and those managerial rights and duties shall be vested solely in the General Partner who is not in Bankruptcy (or if none, the successors of the Partners in Bankruptcy, if the Partnership is reconstituted). Unless otherwise required by applicable law, it is the intent of the Partners that a voluntary filing of a case under Chapter 11 of the Bankruptcy Code, 11 U.S.C. (S)101 et seq. by the Partnership or a General Partner not be considered
              -- ---
to effect an automatic dissolution of the Partnership under the Act. Rather, that determination of whether or not to dissolve the Partnership should be made by the General Partner, subject to Approval of the Partners, on a filing by the Partnership, and by the Approval of the Limited Partners on a filing by a General Partner.

          (b)   Assumption of Obligations. Any entity to which a Partner's
                -------------------------
rights are assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act to have assumed all of the obligations arising under this Agreement on or after the effective date of the assignment. On demand, any such assignee shall execute and deliver to each other party to this Agreement an instrument confirming that assumption. A failure to deliver the assumption agreement is a default under this Agreement by the assignee.

     Section 9.5  Forfeiture of HOB Percentage Interest.  Upon the termination
                  -------------------------------------
of the Lease due to either (i) the Tenant's cessation of operations as provided in paragraph 6.c.iii thereof, or (ii) the Tenant's desire to assign or sublease as provided in paragraph 6.f. of the Lease; or (iii) an Event of Default by Tenant under the Lease which causes the Landlord to terminate Tenant's right to possession of the Leased Premises, the interest of HOB in and to this Partnership shall be forfeited to the remaining Limited Partners, in which event the interest of HOB shall be divided among the remaining Limited Partners on a pro rata basis calculated based upon their respective Percentage Interests immediately preceding such forfeiture. The General Partner shall not enter into any agreement or engage in any other business activity other than the performance of its obligations under this Partnership Agreement and the General Partner shall not incur any other indebtedness to third parties. The General Partner shall not lien or encumber its interest in the Partnership. HOB and the General Partner acknowledge that the forfeiture of their interest as set forth herein was in consideration for various other concessions made by the other Limited Partners and the disproportionate profit and loss participations which were provided on the expectation by the Limited Partners that the Tenant would continue to operate the Leased Premises as a House of Blues themed operation.

     Section 2.6  Forfeiture of Niki Percentage Interest.  In the event HOB, as
                  --------------------------------------
Tenant under the RDOEA, elects to perform improvements to the Common Area due to the failure by Niki to commence the Common Area and Commercial/Retail Area improvements within one hundred twenty (120) days following the Delivery Date or to thereafter diligently pursue the completion thereof as provided in the Inducement Agreement entered into between Niki, ROB and others contemporaneously herewith, and Niki fails to reimburse HOB for the full amount paid by HOB together with interest thereon at the Default Rate specified in the Lease ("HOB Common Area Costs") prior to the date HOB opens its business in the Leased Premises, the Percentage Interest of Niki shall be reduced and the Percentage Interest of HOB shall be increased by the pro rata portion of Niki's Percentage Interest equal to the ratio that the HOB Common Area Costs bears to $5 million. For example, if the HOB Common Area Costs are $1 million and Niki fails to reimburse HOB for such amount by the date HOB opens for business in the Leased Premises, the Percentage Interest of Niki shall be reduced by twenty percent (20%) to twenty-eight percent (28%) and the Percentage Interest of HOB shall be increased accordingly to thirty-seven percent (37%). Upon such adjustment, Niki shall have no further obligation to pay to HOB the HOB Common Area Costs.

                                   ARTICLE X

                   DISSOLUTION AND WINDING UP OF PARTNERSHIP

     Section 10.1  Dissolution.  The Partnership shall be dissolved upon the
                   -----------
first to occur of any of the following events:

          (a) the resignation, removal, bankruptcy or dissolution of the General Partner, pursuant to Article IX;
                             ----------

          (b) the sale of substantially all of the assets of the Partnership and conversion into cash of all proceeds thereof received in a non-cash form or medium; or

          (c)   the expiration of the term of the Partnership as stated in
     Section 2.7 above.

     Section 10.2  Election to Continue.  Upon the occurrence of an event
                   --------------------
causing dissolution of the Partnership pursuant to Section 10.1(a) , 10.1(b) or
                                                   ----------------------------
10.1(c), the General Partner (or former General Partner), shall promptly give
-------
notice of dissolution to the Limited Partners, and shall call for a vote of the Limited Partners to continue the business of the Partnership or to wind up the Partnership pursuant to Section 11.3 below. If the Limited Partners (exclusive
                        ------------
of any Partner that is an Affiliate of the General Partner) do not, within sixty
(60) days after any such dissolution, unanimously elect to continue the business of the Partnership, the Partnership shall be wound up pursuant to Section 10.3
                                                                  ------------
of this Agreement.  If the Limited Partners elect to
continue the business of the Partnership, and there is then no General Partner, a substitute General Partner shall be elected on the written Approval of the Limited Partners, but if no substitute General Partner shall be elected and commence to serve as such within thirty (30) days after the effective date of the election to continue, the Partnership shall be wound up under Section 10.3,
                                                                  ------------
notwithstanding the election to continue.

          Section 10.3  Winding Up.  Upon failure of Limited Partners to elect
                        ----------
to continue the business of the Partnership pursuant to Section 10.2 above, or
                                                        ------------
upon any other dissolution of the Partnership pursuant to Section 10.1 when continuation is not provided for, the General Partner or, if the General Partner has resigned or been removed, a liquidator or liquidating committee elected by Limited Partners holding a majority of the Percentage Interests of the Limited Partners outstanding and entitled to be voted (the party or parties conducting the liquidation are herein called the "Liquidator"), shall take full account of the Partnership's assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom to the extent sufficient therefor shall be applied and distributed in the following order:

          (a) to the payment and discharge of, or to the making of reasonable provision for payment of, all of the Partnership's debts and liabilities to persons other than Partners or former Partners and of the expenses of liquidation;

          (b) to the establishment of any reserves which the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the partnership or of the General partner arising out of or in connection with the Partnership. Such reserves shall be paid to an escrow agent to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as shall be specified in the instructions to such escrow agent by the Liquidator, to distribute any balance then remaining as provided below;

          (c) to the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, but if the amount available for such repayment shall be insufficient, then pro rata (in accordance with the principal amounts owing) on account thereof;

          (d) to all Partners in proportion to the positive balances of their Capital Accounts; and

          (e) to all Partners in accordance with their respective Percentage Interests.

          The Partners' Capital Account balances shall be appropriately adjusted before any liquidating distributions (i) to reflect sales or other dispositions of assets, or any other evens giving rise to a Capital Account adjustment and
(ii) to reflect the fair market value at liquidation of any assets to be distributed in kind to the Partners as if such assets had been sold.

     Section 10.4 Liquidator. A Liquidator elected as herein provided shall receive such compensation for liquidation services as may be agreed by the Liquidator and Limited Partners holding a majority of the Percentage Interests of the Limited Partners outstanding and entitled to be voted, and may be removed at any time by written notice of removal signed by Limited Partners holding a majority of the Percentage Interests of the Limited Partners outstanding and entitled to be voted. Upon the death, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all the rights, powers, and duties of the original Liquidator) will, within thirty (30) days thereafter, be appointed by vote of a majority in interest of the Limited Partners evidenced by written appointment and acceptance. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the "Liquidators" are authorized to continue under the provisions hereof, and every reference herein to the "Liquidator" will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article X, the
                                                             ---------
Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the General Partner under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the liquidation and dissolution of the Partnership as provided for herein, including, without limiting the generality of the foregoing, the following specific powers: (i) the power to continue to manage and operate any business of the Partnership during the period of such liquidation or dissolution proceedings; (ii) the power to make sales and, incident thereto, to make deeds, bills of sale, assignments and transfers of assets; provided, that the Liquidator may not impose personal liability upon any of the Partners under any warranty of title contained in any such instrument;
(iii) the power to borrow funds as may, in the good faith judgment of the Liquidator, be reasonable to pay debts and obligations of the Partnership or operating expenses, and to grant deeds of trust, mortgages, security agreements, pledges, and collateral assignments upon and encumbering any of the assets as security for repayment of such loans or as security for payment of any other indebtedness of the Partnership; provided, that the Liquidator shall not have the power to create any personal obligation on any of the Partners to repay such loans or indebtedness other than out of available proceeds of foreclosure or sales of the property or assets as to which a lien or liens are granted as security for payment thereof; (iv) the power to settle, compromise or adjust any claims asserted to be owing by or to the Partnership; and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters; (v) the power to make deeds, bills of sale, assignments and transfers to the respective Partners and their successors in interest incident to final distribution of the remaining assets (if any) as provided for herein; provided, the Liquidator may not impose personal liability upon any of the Partners or their successors in interest under any warranty of title contained in any such instrument.

          If within thirty (30) days following the date of dissolution or other time period provided in Section 10.1 a Liquidator or successor Liquidator has not been appointed in the manner provided therein, any interested party shall have the right to make application to the Senior Judge of the United States District Court of the District in which the City of Chicago, Illinois is then situated for appointment of such Liquidator or successor Liquidator, and the said Judge, acting as an individual and not in his judicial capacity, shall be fully authorized and' empowered to appoint and designate such Liquidator, or successor Liquidator who shall have all the powers, duties, rights and authorities of the Liquidator herein provided.

     Section 10.5  Liquidation Statements.  Each of the Partners shall be
                   ----------------------
furnished with a statement prepared or caused to be prepared by the Liquidator which shall set forth the disposition of assets and the discharge of liabilities of the Partnership pursuant to liquidation. A certification canceling this Agreement shall be filed reflecting termination of the Partnership.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

     Section 11.1  Notices.  Any notice, demand, offer, or communication
                   -------
required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes:

          (a) if delivered personally or by courier to the party or to an officer of the party to whom the same is directed; or

          (b) whether or not the same is actually received, if sent by registered or certified mail or by nationally recognized delivery service such as Federal Express, postage and charges prepaid, addressed as follows: If to the General Partner, at the Partnership's respective office or to such other address as such General Partner may from time to time specify by written notice to the Limited Partners; and if to a Limited Partner, at such Limited Partner's address set forth on Schedule A, or to such other address as such Limited Partner may from time to time specify by written notice to the General Partner. Any such notice shall be deemed to be given (i) as of the date so delivered, if delivered personally or by courier to the party, or (ii) as of the second business day following date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid, or (iii) the next business day following prepaid delivery, with paid receipt, to a nationally recognized delivery service such as Federal Express for next business day delivery and sent as aforesaid.

     Section 11.2  Law Governing.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                   -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     Section 11.3  Severability.  If any provision of this Agreement is held to
                   ------------
be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid, or unenforceable provisions, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be legal, valid and enforceable.

     Section 11.4  Section Headings and Captions.  Section and other headings
                   -----------------------------
and captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define, amplify, or limit the scope, extent, or intent of this Agreement or any provision hereof.

     Section 11.5  Amendments.
                   ----------

          (a) Amendments to this Agreement may be proposed (i) by the General Partner or (ii) by Limited Partners who are the record holders of more than fifty percent (50%) of the Percentage Interests of the Limited Partners outstanding. Any such amendment shall be proposed by submitting to the General Partner and all of the Limited Partners in writing the proposed amendment and the written recommendation of the Partner or Partners proposing the amendment. Subject to the provisions of Sections 11.6 and 11.7 and Subsections (b) and (c)
                             ----------------------     -----------------------
of this Section 11.5, any such amendment shall become effective only upon
        ------------
affirmative vote or written consent of Limited Partners who are the record holders of 50% or more of the Percentage Interests of the Limited Partners outstanding and entitled to be voted and the written consent of the General Partner.

          (b) No amendment (other than one entered into in connection with the resignation, or removal of a General Partner, or the conversion of a General Partner's interest to that of a Converted Limited Partner, as shall conform to the provisions of this Agreement) may be made without the affirmative vote or written consent of the General Partner affected. No amendment which changes the limited liability status or participation in income, losses, and distributions of any Limited Partner may be made without the affirmative vote or written consent of such Limited Partner. In addition, no amendment shall extend the term of the partnership beyond January 1, 2050, or shall change the Partnership from a limited partnership to a general partnership.

     Section 11.6  Meetings and Means of Voting.  Meetings of the partners may
                   ----------------------------
be called by the General Partner and shall be called upon the written request of Limited Partners who hold at least 25% of the Percentage Interests of the Limited Partners outstanding and entitled to be voted. The call shall state the nature of the business to be transacted. Partners may vote in person or by proxy at any such meeting, and shall be given written notice in the manner proscribed in Section 11.1 hereof at least ten (10) days prior to such meeting.
              ------------
Any Partner may waive notice of or attendance at any meeting of the partners, and may attend by telephone or any other electronic communication device or may execute a signed written consent to agree to or effect any action which may be taken at a meeting.

     Section 11.7  Binding Nature of Certain Procedures.  By execution of this
                   ------------------------------------
Agreement, or by authorizing its execution on its behalf, each Limited Partner acknowledges the binding nature of the procedures set forth herein as to the amendment of this Agreement, dissolution of the Partnership, removal of the General Partner or successor General Partners (and any additional General Partners), the election of new General Partners, and sale of all or substantially all the assets of the Partnership, and further agrees to execute and deliver all necessary and appropriate instruments and documents and take all necessary actions, as shall be required to effectuate the vote of the Limited Partners amending this Agreement, dissolving the Partnership, removing such General Partner(s), electing such General Partners, or approving the sale of such assets in each such circumstance, regardless of the manner in which the Percentage Interests of the Limited Partners held of record by him shall have been voted in the consideration of such matter(s) by the Limited Partners.

     Section 11.8  Right to Rely Upon Authority.  If a Limited Partner is a
                   ----------------------------
person other than a natural person, the Partnership and the General Partner: (a) shall not be required to determine the authority of the person signing this Agreement, or any amendment hereto, or make any commitment bearing upon the existence of this authority; (b) shall not be required to see to the application or distribution of revenues or proceeds paid or credited to the person signing this Agreement or any amendment hereto on behalf of such entity; (c) shall be entitled to rely on the authority of the one signing this Agreement or any amendment hereto with respect to the voting of the interest of such entity and with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permissible or required hereunder; and (d) shall be entitled to rely upon the authority of any general partner, joint venturer, co-trustee or successor trustee, or officer (as the case may be) of any such entity in the same manner as if such person were the person originally signing this Agreement or any amendment hereto on behalf of such person.

     Section 11.9  Successors and Assigns.  This Agreement and all the terms and
                   ----------------------
provisions hereof shall be binding upon and (subject to the provisions of

Article VIII of this Agreement) inure to the benefit of the Partners and their
------------
respective legal representatives, heirs, successors, and assigns.

     Section 11.10  Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     Section 11.11  Modification to be in Writing.  This Agreement constitutes
                    -----------------------------
the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification, or alteration of the terms hereof shall be binding unless the same is Section 11.5 hereof.
                                    ------------

     Section 11.12  Integrated Agreement.  This Agreement constitutes the entire
                    --------------------
understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or herein provided for.

                                  ARTICLE XII

                   VARIOUS ADDITIONAL RIGHTS OF THE PARTNERS

     Section 12.1  Option of Niki and Platinum to Put Their Interests.  In the
                   --------------------------------------------------
event that at any time following the Delivery Date HOB Entertainment, Inc. or its voting equity holders (i) sells all or substantially all of its assets to unrelated third parties; (ii) completes an Initial Public offering; or (iii) enters into any transaction or series of transactions with a third party or a third party group acting in concert which transfers voting control of HOB Entertainment, Inc. or its assets to such third party or such third party group acting in concert, the General Partner shall notify Niki and Platinum within five (5) business days of the entry of any agreement implementing such transfers or offerings together with any prospectus relating to the Initial Public Offering and provide the Limited Partners with copies of all material agreements related thereto and any and all information relative to the financial condition and identity of the transferees and such other documents as the Limited Partners may reasonably request ("Inspection Documents"). Niki and Platinum shall, together and not independently, have ninety (90) days from receipt of the Inspection Documents to exercise the right to put their respective Limited Partnership interests to the General Partner (who may designate the transferee) at a price equal to the sum of:

          (a) The amount (or deemed value, with respect to Niki) of their respective initial Capital Contributions made to the Partnership pursuant to

Sections 3.2(a) and (b), plus any additional amounts contributed by Niki or
-----------------------
Platinum, respectively.  For purposes of this Article XII, all references herein
                                              -----------
to the amount of Niki's initial Capital Contribution to the Partnership shall be deemed to mean $5,000,000.00 less the amount, if any, that Niki fails to reimburse HOB for HOB Common Area Costs resulting in a forfeiture of a portion of Niki's Percentage Interest in accordance with Section 9.6 hereof; and

          (b)   the greater of:

                (i) the amount necessary to provide them with an internal rate of return of twelve percent (12%) per annum on their respective initial Capital Contributions made to the Partnership based upon quarterly payments from the date of their initial Capital Contribution to the date of payment; or

                (ii) An amount equal to thirty-six percent (36%) of their respective initial Capital Contributions made to the Partnership.

     The option price shall be paid respectively to Niki and .Platinum within thirty (30) days of the written election by Niki and Platinum to collectively put their respective Limited Partnership interests to the General Partner in accordance herewith.

     Section 12.2  Option of General Partner to Purchase the Interests of Niki
                   -----------------------------------------------------------
and Platinum.
------------

          (a)   Prior to Initial Public Offering. At any time during the Term of
                --------------------------------
this Partnership following the Delivery Date and prior to the completion of an Initial Public offering by HOB Entertainment, Inc., the General Partner (or a designee of the General Partner) shall have the option to purchase the Limited Partnership interests of both Niki and Platinum, but only in whole, for a purchase price as to the respective interests equal to the sum of (1) the amount (or deemed value, with respect to Niki) of their respective initial Capital Contributions made to the Partnership pursuant to Section 3.2(a) and (b) plus any additional amounts contributed by Niki or Platinum to the Partnership, respectively, And (2):

                (x)     with respect to Niki, the greater of:

                        (i) the amount necessary to provide it with an internal rate of return of twenty-five percent (25%) per annum based upon quarterly payments from the date of its initial Capital Contribution and subsequent Capital Contributions, if any, to the date of payment; or

                        (ii) an amount equal to seventy-five percent (75%) of its initial Capital Contribution made to the Partnership; or

                (y)     with respect to Platinum, the greater of:

                       (i) the amount necessary to provide it with an internal rate of return of fifteen percent (15%) per annum based upon quarterly payments from the date of its initial Capital Contribution and subsequent Capital Contributions, if any, to the date of payment; or

                        (ii) an amount equal to forty-five percent (45%) of its initial Capital Contribution made to the Partnership; or

          (b) After Initial Public Offering.  At any time during the Term of
              -----------------------------
this Partnership following the Delivery Date and following the completion of an Initial Public offering of HOB Entertainment, Inc., the General Partner (or a designee of the General Partner) shall have the option to purchase the Limited Partnership interests of both Niki and Platinum, but only in whole, for a purchase price as to their respective interests equal to the greater of (1) the price that would have been payable to Niki and Platinum had the option been exercised and the price calculated pursuant to Section 12.2(a) above, or (2):

          (x)   with respect to Niki, the lesser of:
                      I

                (i) the deemed value of its initial Capital Contribution made to the Partnership pursuant to Section 3.2(a) plus any additional amounts contributed by Niki to the Partnership and plus the amount necessary to provide it with an internal rate of return of fifty percent (50%) per annum based upon quarterly payments from the date of its initial capital Contribution and subsequent Capital Contributions, if any, to the date of payment; or

                (ii) the trailing twelve-month Minimum and Percentage Rents due from Tenant (annualized if less than one year from opening) multiplied times sixty-five percent (65%) of the multiple of HOB Entertainment, Inc. trailing annual income used to determine the initial offering price of the publicly traded shares;

          (y) with respect to Platinum, the lesser of:

                (i) the amount of its initial Capital Contribution made to the Partnership pursuant to Section 3.2(b) plus any additional amounts
                                 --------------
     contributed by Platinum to the Partnership and plus the amount necessary to provide it with an internal rate of return of fifteen percent (15%) per annum based upon quarterly payments from the date of its initial Capital Contribution and subsequent Capital Contributions, if any, to the date of payment; or

                (ii) the trailing twelve-month Minimum and Percentage Rents due from Tenant (annualized if less than one year from opening) multiplied times sixty-five percent (65%) of the multiple of HOB Entertainment, Inc. trailing annual income used to determine the initial offering price of the publicly traded shares;

          The option price to be paid pursuant to Sections 12.2 (a) or (b) shall be paid within sixty (60) days of the written election %by the General Partner (or its designee) to purchase the Limited Partnership interests of both Niki and Platinum in accordance herewith. In the event that within the twelve-month period immediately following the acquisition of the Limited Partnership interests of Niki and Platinum pursuant to Section 12.2 (a), HOB Entertainment, Inc. completes an Initial Public offering of its shares, then the General Partner shall pay to Platinum and Niki, respectively, the excess, if any, of the option price that would have been payable to Platinum and Niki as of the date of the transfer of their Partnership interests to the General Partner had the General Partner purchased their respective Partnership interests pursuant to
Section 12.2(b), over the option price paid to Niki and Platinum pursuant to
---------------
Section 12.2(a).
---------------

     Section 12.3  Other Acts Relative to the Options.  The parties agree to
                   ----------------------------------
execute such additional documents, transfers and otherwise fully cooperate in the transactions contemplated by the options granted herein. The parties further agree to execute reasonable confidentiality agreements necessary to permit the exchange of information, contemplated by this agreement. The parties further agree not to engage in any transaction or series of transactions designed to circumvent the options granted herein.

                              GENERAL PARTNER:

                              HOB MARINA CITY, INC., a Delaware
                              corporation

                              By: /s/ Nathaniel J. Lipman
                                 ---------------------------
                              Name: Nathaniel J. Lipman
                                   -------------------------
                              Its:  Senior Vice President
                                  --------------------------

                              LIMITED PARTNERS:

                              NIKI DEVELOPMENT CORP., an Illinois
                              corporation

                              By: /s/ John L. Marks
                                 ---------------------------
                              Name: John L. Marks
                                   -------------------------
                              Its:   President
                                  --------------------------

                              PLATINUM BLUES CHICAGO L.L.C., an Illinois limited liability company

                              By:
                                 ---------------------------
                              Name:
                                   -------------------------
                              Its:
                                  --------------------------

                              HOB CHICAGO, INC., a Delaware
                              corporation

                              By: /s/ Nathaniel J. Lipman
                                 ---------------------------
                              Name: Nathaniel J. Lipman
                                   -------------------------
                              Its:  Senior Vice President
                                  --------------------------

Attachments:

Schedule A      -     Partners' Initial Capital Contribution
Exhibit A-1     -     Property Description
Exhibit A-2     -     Site Plan
Exhibit A-3     -     Description of Personal Property

                              PLATINUM BLUES CHICAGO L.L.C., an Illinois limited liability company

                              By: /s/ Steven Devick
                                 ----------------------------
                              Name:  Steven Devick
                                   --------------------------
                              Its:   Manager
                                  ---------------------------


                              HOB CHICAGO, INC., a Delaware
                              corporation

                              By:
                                 ----------------------------
                              Name:
                                   --------------------------
                              Its:
                                  ---------------------------

Attachments:

Schedule A      -     Partners' Initial Capital Contribution
Exhibit A-1     -     Property Description
Exhibit A-2     -     Site Plan
Exhibit A-3     -     Description of Personal Property